Exhibit 23

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on:

Form S-3
(No. 333-270004)
(No. 333-270004-01)
(No. 333-263304)

Form S-8
(No. 333-272306)
(No. 333-272303)
(No. 333-272302)
(No. 333-272299)
(No. 333-219702)
(No. 333-219701)
(No. 333-219699)
(No. 333-185584)
(No. 333-185582)
(No. 333-185581)
(No. 333-175681)
(No. 333-158325)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)

of JPMorgan Chase & Co. or JPMorgan Chase Financial Company LLC of our report dated February 14, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 14, 2025